CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K/A

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report  (Date of Earliest Event Reported): June 18, 2013 (June 11, 2013)

Radient Pharmaceuticals Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-16695	33-0413161
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2492 Walnut Avenue, Suite 100, Tustin, California, 92780-7039

(Address of principal executive offices (zip code))

714-505-4461

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 - Entry into Material Definitive Agreements

We filed a Current Report on Form 8-K on June 11, 2013 to disclose our entry into a 5-year license agreement between AMDL Diagnostics, Inc. (“ADI”), a division within our company, and Uni Pharma Co., Ltd. a Taipei Taiwan limited liability company (“UNI”) that provides UNI with a 5-year exclusive license (subject to automatic renewal for an additional 5 years) to RXPC’s Onko-Sure® (formerly called DR-70 cancer blood test kits (the “Tests”), procedures, analyses, data, know how, manufacturing, manufacturing processes, components, trademarks and intellectual property.

The initial 8-K and the agreement attached as Exhibit 10.1 to the initial 8-K inaccurately disclosed that UNI only has exclusive license rights in Taiwan; however, the final agreement provides UNI with exclusive rights to the license in all of the following territories: Taiwan ROC, China PRC, Hong Kong, Malaysia, Singapore, Indonesia, Thailand, Japan, India, Turkey Australia and New Zealand.  We are filing this amendment to disclose same and to file the final version of the agreement as an exhibit.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

10.1	Form of Final Agreement with Uni Pharma Co., Ltd. dated June 6, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIENT PHARMACEUTICALS CORPORATION

By:	/s/ Douglas C. MacLellan
Name:	Douglas C. MacLellan
Title:	Chairman & CEO

Dated: June 18, 2013

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